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                                  EXHIBIT 99.1
[LOGO] MIIX THE MIIX GROUP
                                  NEWS RELEASE

 THE MIIX GROUP ANNOUNCES ACQUISITION OFFER, EXTENSION ON FILING OF STATUTORY
            STATEMENTS AND APPOINTMENT OF ADMINISTRATIVE SUPERVISOR

Lawrenceville, NJ, May 14, 2004 - The MIIX Group, Incorporated (OTC:MIIXE) announced that it has received and is considering a proposal for the acquisition of MIIX Group. The potential acquirer is an international company specializing in insurance services, investments in insurance companies and other financial services. The offer is preliminary and is subject to price and term negotiation, due diligence and regulatory and shareholder approval. The Company is not able to say at this time whether the proposal will lead to a definitive agreement.

The Company has requested an extension from the New Jersey Department of Banking and Insurance to file its annual audited financial report and first quarter statutory filing while it completes actuarial analyses of loss reserves as of March 31, 2004. In conjunction with the annual audited statutory financial statements, the Company is working with its external accountants to complete the audit within the extended time frame.

In furtherance of the ongoing monitoring of the runoff of the insurance operations, the New Jersey Department of Banking and Insurance has appointed an administrative supervisor.

Unrelated to the foregoing, the Company is also announcing that Carl Restivo, Jr., MD has resigned from the Board of Directors for personal reasons effective May 1, 2004.

Forward-Looking Statement

This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the Company's ability to manage successfully the solvent runoff of its business is subject to a number of contingencies and uncertainties. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the performance of the Company's investment portfolio, the Company's ability to manage claims, maintaining existing reinsurance agreements at reasonable terms, the

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Company's ability to diversify its product lines, the continued adequacy of the
Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, adverse actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, adverse judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures and various other factors. The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
Allen Sugerman
Chief Financial Officer
(800) 234-MIIX, ext. 1311
asugerma@miix.com


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